Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 23, 2003 and October 22, 2003, accompanying the financial statements and schedules of Franklin Bancorp, Inc. contained in the Registration Statement on Form S-4 (Registration No. 333-111494). We consent to the use of the aforementioned reports in the Proxy Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Southfield, Michigan

February 6, 2004